UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2012

ACCURIDE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                      Regulation FD Disclosure

On January 11, 2012, Accuride Corporation (“Accuride”) will webcast its presentation at the Deutsche Bank Securities 2012 Global Auto Industry Conference being held at the MGM Grand in Detroit, Michigan.  Rick Dauch, Accuride President & CEO, and Greg Risch, Vice President & Interim Chief Financial Officer, will speak to the investment community beginning at 2:45 p.m. Eastern.  Accuride's presentation will be broadcast live through an audio webcast available at the Investor Information section of the company’s website – www.accuridecorp.com. Presentation slides will be available for download at the site and the webcast will be available for replay for 30 days following the event.  The text of the slide presentation to be used by Accuride in connection with the conference, including information concerning forward-looking statements and factors that may affect future results, are attached hereto as Exhibits 99.1.

The information contained in this Item 7.01 and in Exhibit 99.1 is being furnished and not filed for purposes of the Securities Exchange Act of 1934 and is not deemed incorporated by reference by any general statements incorporating by reference this report or future filings into any filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Accuride specifically incorporates the information by reference. By filing this report on Form 8-K and furnishing this information, Accuride makes no admission as to the materiality of any information in this Item 7.01 that is required to be disclosed solely by reason of Regulation FD.

The information being furnished pursuant to this Item 7.01 is intended to be considered in the context of Accuride’s SEC filings and other public announcements that Accuride may make from time to time, by press release or otherwise. Accuride undertakes no duty or obligation to publicly update or revise the information contained in this report.

Item 9.01.	Financial Statements and Exhibits

(d)           Exhibits

99.1	Text of Slide Presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

/s/ STEPHEN A. MARTIN	Dated: January 11, 2012
Stephen A. Martin
Senior Vice President / General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Text of Slide Presentation.